                                                                   Exhibit 10.18

                           FIRST UNITED SECURITY BANK
                          DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is made this 17th day of October, 2002, by and between UNITED SECURITY BANCSHARES, INC., a Delaware corporation ("USB"), FIRST UNITED SECURITY BANK, a state-chartered commercial bank located in Thomasville, Alabama ("FUSB") (USB and FUSB are collectively referred to herein as the "Company") and Bruce N. Wilson (the "Director").

                                  INTRODUCTION

     To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide retirement benefits to the Director. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Director and the Company agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Board" means the Board of Directors of USB.

     1.2 A "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

          (i) Any Person (other than those Persons in control of USB as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of USB in substantially the same proportions as their ownership of stock of USB), who becomes the Beneficial Owner, directly or indirectly, of securities of USB or FUSB representing thirty percent (30%) or more of the combined voting power of USB or FUSB then outstanding securities; or

          (ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by USB stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) cease for any reason to constitute at least sixty percent (60%) thereof; or

          (iii) The stockholders of USB and/or FUSB approve: (A) a plan of complete liquidation of USB or FUSB; or (B) an agreement for the sale or disposition of all or substantially all the assets of USB or FUSB; or (C) a merger, consolidation or reorganization of USB or FUSB with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of USB or FUSB, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) greater than 50% of the combined voting power of the voting securities of USB or FUSB, as the case may be (or the surviving entity, or an entity which as a result of such transaction owns USB or FUSB, as the case may be, or all or substantially all of such Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation or reorganization.

     Provided, however, that in no event shall a Change of Control be deemed to have occurred, with respect to the Director, if the Director is part of a purchasing group which consummates the Change of Control transaction. The Director shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Director is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change of Control by a majority of the non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

     For purposes of this definition of Change of Control, the following terms have the following meanings:

     "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Disability" means, if the Director is covered by a Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician who is satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

     1.5 "Early Termination" means the Termination of Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or Termination of Service following a Change of Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means September 1, 2002.

     1.8 "Financial Hardship" shall mean (a) a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or of a dependent (as defined in Code Section 152(a)) of the Director,
(b) loss of the Director's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, each as determined to exist by the Board of Directors of the Company.

     1.9 "Normal Retirement Age" means the Director's Seventieth (70th) birthday.

     1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

     1.11 "Plan Year" means a twelve-month period commencing on September 1st and ending on the following August 31st. The initial Plan Year shall commence on the Effective Date.

     1.12 "Termination for Cause" See Section 5.1.

     1.13 "Termination of Service" means that the Director ceases to be a member of the Company's Board of Directors for any reason, voluntarily or involuntarily, other than by reason of a leave of absence approved by the Company.

                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Subject to the limitations of Article 5, upon Termination of Service on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Director the annual benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is Twelve Thousand Dollars ($12,000). Commencing at the end of the first Plan Year, and each Plan Year thereafter, the annual benefit shall be increased three percent (3.0%) from the previous Plan Year. Any additional increase in the annual benefit, as agreed to in writing by the parties hereto after the Effective Date, shall require the recalculation of Schedule A.

          2.1.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.1.1 above to the Director in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Date. Such annual benefit shall be paid to the Director for ten (10) consecutive years.

     2.2 Early Termination Benefit. Subject to the limitations of Article 5, upon Early Termination, the Company shall pay to the Director the annual benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

          2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date of Termination of Service.

          2.2.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.2.1 above to the Director in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Director for ten (10) consecutive years.

     2.3 Disability Benefit. Subject to the limitations of Article 5, if the Director terminates service due to Disability prior to Normal Retirement Age, the Company shall pay to the Director the annual benefit described in this
Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date on which the Termination of Service occurs.

          2.3.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.3.1 above to the Director in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Director for ten (10) consecutive years.

     2.4 Change of Control Benefit. Subject to the limitations of Article 5, upon Termination of Service following a Change of Control, the Company shall pay to the Director the annual benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

          2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Change of Control Annual Benefit Payable at 65 set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Service occurs.

          2.4.2 Payment of Benefit. The Company shall pay the annual benefit described in Section 2.4.1 above to the Director in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. Such annual benefit shall be paid to the Director for ten (10) consecutive years.

                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of any benefits described in Article 2.

          3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the maximum Annual Benefit described in Section 2.1.1 as if the Director's death had occurred at the Normal Retirement Age.

          3.1.2 Payment of Benefit. The Company shall pay the benefit described in Section 3.1.1 above to the Director's beneficiary in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Director's death. Such annual benefit shall be paid to the Director's beneficiary for ten (10) consecutive years.

     3.2 Death During Benefit Period. If the Director dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary designated in accordance with Section 4.1 below at the same time and in the same amounts as would have been paid to the Director had the Director survived.

     3.3 Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay to the Director's beneficiary designated in accordance with Section 4.1 below the benefit payments that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                    Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies with no beneficiary designation or without a valid beneficiary designation, all payments shall be made to the Director's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

          (a) Gross negligence, gross neglect or repeated failure of duties;

          (b) Commission of a gross misdemeanor involving moral turpitude or conviction of, or pleading guilty or nolo contendere to, a felony; or

          (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

     5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within two (2) years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

     5.3 Competition after Termination of Service. The Company shall not pay any benefit, or shall cease paying benefits, under this Agreement if the Director, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any other federally insured depository institution headquartered or having a physical presence within a fifty (50) mile radius of the office of the Company or its affiliates in which the Director was most recently employed, which institution is, or may deemed to be, competitive with any business carried on by the Company, within a period of two (2) years following Termination of Service. In the event the Company determines that the Director has violated the conditions of this Section 5.3 after receiving benefits under this Agreement, the Director shall repay to the Company an amount equal to the benefits paid hereunder, with interest computed at an annual rate of eight percent (8%). In the event that the Company has a right to recoup any benefits paid hereunder, the Company shall also have the right to offset any other payments to be made to the Director by the Company, as allowed by law. This Section 5.3 shall not be applicable in the case of Termination of Service following a Change of Control nor shall it apply in the event the Director is terminated by the Company without cause (as defined in Section 5.1 above).

                                    Article 6
                          Claims and Review Procedures

     6.1 Claims Procedure. A Director or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.1.3.1 The specific reasons for the denial,

               6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

               6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          If the notice of denial of your claim is not furnished in accordance with the above within a reasonable period of time, the claim will be deemed denied and the Director will then proceed to the review stage described below.

     6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial (or deemed denial), as follows:

          6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial (or deemed denial), must file with the Company a written request for review.

          6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.2.5.1 The specific reasons for the denial,

               6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

               6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

          If the notice of denial of your claim upon review is not furnished in accordance with the above within a reasonable period of time, the claim will be deemed denied again.

                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Company (and approved by its Board of Directors) and the Director.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholder's rights to discharge the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director's right to terminate services at any time.

     8.3 Non-Transferability. Neither the Director, his or her beneficiary, nor his or her legal representative shall have any rights to commute, sell, assign, transfer, place a lien or other encumbrance upon, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign, transfer or otherwise encumber the right to payments under this Agreement shall be void and have no effect.

     8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Alabama, except to the extent preempted by federal law.

     8.7 General Assets/Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Company; and the Director shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Agreement. The Company shall not be obligated to fund its liabilities under the Agreement. Notwithstanding the foregoing, the Company may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Director have any interest in such trust or property other than as an unsecured general creditor. Further, the Company may purchase a life insurance policy on the life of the Director, and such Director shall cooperate with such purchase by undergoing a medical examination or taking such other action as may be necessary to put such insurance into effect.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c) Maintaining a record of benefit payments; and

          (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     8.11 Financial Hardship Payments. In the event of Financial Hardship of the Director, the Director may apply to the Company for the early distribution of all or any part of the benefits the Director is entitled to receive under this Agreement. The Company shall present the circumstances of each such case to the Board of Directors for consideration and the Board shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed either the amount of benefits the Director is entitled to under this Agreement or the amount determined by the Board to be necessary to alleviate the Director's Financial Hardship (which Financial Hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Director.

     8.12 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid. The date of such mailing shall be deemed the date of notice, consent or demand. With respect to the Director, any notice, consent or demand shall be addressed to the Director's last known address as shown on the records of the Company. With respect to the Company or the Board, any notice, consent or demand shall be addressed to _______________________________. Any party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:                                       COMPANY:

                                                FIRST UNITED SECURITY BANK

/s/ Bruce N. Wilson                             By  /s/ R. Terry Phillips
Bruce N. Wilson
                                                Title President / CEO

                                                UNITED SECURITY BANCSHARES, INC.

                                                By  /s/ R. Terry Phillips

                                                Title President / CEO

                                    EXHIBIT A

                             BENEFICIARY DESIGNATION

                           FIRST UNITED SECURITY BANK
                          SALARY CONTINUATION AGREEMENT

                                 Bruce N. Wilson

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement: [If you name more than one primary or contingent beneficiary, clearly state the percentage of the death benefit each beneficiary is to receive.]

Primary:  ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:  -------------------------------------------------------------------

--------------------------------------------------------------------------------

Note: To name a trust as beneficiary, please provide the name of the trustee(s)
      and the exact name and date of the trust agreement.
              -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved. I also understand that this beneficiary designation revokes any prior beneficiary designation(s) with respect to this Agreement.

Signature   _____________________________

Date   __________________________________



Accepted by the Company this ______ day of _________________, 200___.

By  ____________________________________

Title  _________________________________

Clark/Bardes Consulting                                      Plan Year Reporting
-----------------------

                 First United Security Bank
                 Director Retirement Plan - Schedule A
                 ---------------------------------------------------------------

Bruce N Wilson
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DOB: 8/5/1954                                      Early Voluntary Termination         Disability              Change of Control
Plan Anniv Date: 10/1/2003
Retirement Age: 70                                         Installment                 Installment                Installment
Payments: Monthly Installments                            Payable at 70               Payable at 70              Payable at 70
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                            Benefit      Accrual                    Based on                    Based on                   Based on
                           Level/2/      Balance      Vesting       Accrual      Vesting         Benefit    Vesting        Benefit
Period                     ---------------------------------------------------------------------------------------------------------
Ending             Age       (1)           (2)          (3)           (4)          (5)            (6)         (7)            (8)
------------------------------------------------------------------------------------------------------------------------------------
Sep 2003/1/        49       12,360         1,486       100%          1,147        100%          12,360       100%          22,993
Sep 2004           50       12,731         3,145       100%          2,241        100%          12,731       100%          22,993
Sep 2005           51       13,113         4,998       100%          3,288        100%          13,113       100%          22,993
Sep 2006           52       13,506         7,068       100%          4,294        100%          13,506       100%          22,993
Sep 2007           53       13,911         9,383       100%          5,263        100%          13,911       100%          22,993
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Sep 2008           54       14,329        11,973       100%          6,202        100%          14,329       100%          22,993
Sep 2009           55       14,758        14,874       100%          7,114        100%          14,758       100%          22,993
Sep 2010           56       15,201        18,126       100%          8,005        100%          15,201       100%          22,993
Sep 2011           57       15,657        21,776       100%          8,880        100%          15,657       100%          22,993
Sep 2012           58       16,127        25,878       100%          9,744        100%          16,127       100%          22,993
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Sep 2013           59       16,611        30,494       100%         10,602        100%          16,611       100%          22,993
Sep 2014           60       17,109        35,697       100%         11,460        100%          17,109       100%          22,993
Sep 2015           61       17,622        41,576       100%         12,324        100%          17,622       100%          22,993
Sep 2016           62       18,151        48,233       100%         13,202        100%          18,151       100%          22,993
Sep 2017           63       18,696        55,796       100%         14,101        100%          18,696       100%          22,993
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Sep 2018           64       19,256        64,421       100%         15,033        100%          19,256       100%          22,993
Sep 2019           65       19,834        74,308       100%         16,012        100%          19,834       100%          22,993
Sep 2020           66       20,429        85,723       100%         17,055        100%          20,429       100%          22,993
Sep 2021           67       21,042        99,038       100%         18,195        100%          21,042       100%          22,993
Sep 2022           68       21,673       114,832       100%         19,479        100%          21,673       100%          22,993
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Sep 2023           69       22,324       134,183       100%         21,017        100%          22,324       100%          22,993
Aug 2024           70       22,993       157,928       100%         22,993        100%          22,993       100%          22,993
                                  August 5, 2024 Retirement; September 30, 2024 First Payment Date
====================================================================================================================================

/1/ The first line reflects 12 months of data, October 2002 to September 2003.

/2/ Benefit amount based on a beginning compensation of $12,000 inflating at 3.00% each year to $22,993 at retirement. Annual benefit payment of $22,993 is 100% of projected final compensation.

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